UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2015

Date of Report (Date of earliest event reported)

ATACAMA RESOURCES INTERNATIONAL, INC.

 (Exact Name of Registrant as Specified in Charter)

FLORIDA	333-192217	46-3105245
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10820 68th Place

Kenosha, WI  53142

 (Address of Principal Executive Offices) (Zip Code)

613-868-6157

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Appointment of Certain Officers.

On February 10, 2015  Phillip Mark Davison was appointed as a Member of the Board of Directors.  The background information for Mr. Davison is set forth below.  There is no employment agreement at this time.

Mr. Davison is a highly skilled and results-driven Multi-Discipline Commissioning Manager in the oil and gas industry and seeks challenging opportunities that places emphasis on knowledge, skills, and leadership. Experienced in all industrial environments, oil/gas, mining, pulp/paper and accomplished in project management, facility design, model reviews, Hazop, construction, commissioning, maintenance, operations, possessing strong management, troubleshooting and decision making skills.

Mr. Davison has been a co-owner of  Total Project Solutions, Inc. (TPS) since 2013. TPS is an operational readiness company that has been developed based on design, construction, commissioning and start up readiness for OIL, GAS, MINING and heavy industrial clients, while remaining specialized in the Oilsands market.

Prior to TPS Mr. Davison served as a private consultant to the Oil and Gas Industry since 1996. Most recently Mr. Davison has provided consultation to a variety of companies.

PROFESSIONAL EXPERIENCE

Conoco Phillips, FM, AB Mar 2014-present

CSU Group Team Lead

Surmont Phase 2

· Working on behalf of the client, the multi discipline team objective is to lead the contracted EPC and subcontracted commissioning companies to ensure the commissioning of the 120K barrel/day 9 Pad facilities staged commissioning and start up engages properly and follows the clients commissioning plan and safety protocols to ensure an efficient and economically staged start up.

Enbridge Pipelines, FM, AB Dec 2013-Feb 2014

Deficiency Lead

· Managed an electrical, instrument and mechanical crew to complete a 480 item multi discipline punch list which was turned over from the project teams at all tank and pipeline facilities in the northern AB region.

N-Solv Corp, Calgary, AB Aug 2011-May 2013

Commissioning Manager/ Maintenance Manager

· Support and advise Hatch Engineering and design staff for development of the N-SOLV pilot facility

· Multi staged Hazop reviews

· Create SOP’s for commissioning and maintenance

· Facilitate all vendor and contract support for commissioning and preventative maintenance

· Build, in house, the multi discipline maintenance program

· Support construction and turn over

· Prepared time line and schedule for multi discipline commissioning activities

· Facilitate multi discipline commissioning supervision for facility

Cory Potash, Saskatoon Feb 2011-July 2011

I&C Commissioning Manager, Red mill & Load out Expansion

· Assisted in the supervision and help schedule a 35+ man crew to carry out all aspects of E,I & C commissioning of instrumentation and electrical equipment

· Coordinated the prep for the commissioning and turnover dossier for IO tracking completion and handover scheduling

Imperial Oil Ltd, Calgary, AB Aug 2010-Jan 2011

I&C Commissioning Manager

Maintenance Advisor

Utilities and Off Sites

· consulted with maintenance staff for procedural protocol training based on IOL’s maintenance standards

· worked with DCS staff to schedule and oversee and complete FAT’s on DCS panelized equipment

· assisted maintenance staff with risk and hazard analysis for all utility areas

· reviewed and approved all maintenance procedures and work strategies based on U&O equipment

OIL SANDS QUEST, AXE LAKE PROJECT, CALGARY, AB JUN 2008 – JULY 2010

Instrumentation and Controls Systems / Commissioning/Maintenance Coordinator

· Commissioning and start up of steam generator including feed water systems and softener package.

· Maintenance and repair of steam gen for start up.

· As a consultant for engineering and design, Hazops, project manage to ensure time and budget requirements

· Review and audit all engineering IFC packages for pre-construction activities

· Introduce Delta-V main control operating system for all project phases

· Sustain documentation for instrumentation and control system commissioning

· Inspect instrumentation and control systems as part of turn over

· Coordinate and work collaboratively with EPC to create DCS architecture, documentation, alignment, and turnover

· Organize and direct DCS vendor to complete facility configuration, cause and effects, P&ID redlines and FAT for site preparation

· Supervise facility and camp maintenance, daily and scheduled PMs, road maintenance, inventory and procurement,

critical spares inventory and security personnel

On February 9, 2015, Kenneth Olsen submitted his resignation from the Board of Directors to be effective immediately. There are no arrangements or understandings with Mr. Olsen regarding the election of directors or other matters. Mr. Olsen has no disagreements with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ATACAMA RESOURCES INTERNATIONAL, INC.

Dated: February 17, 2015	/s/ Glenn Grant
Glenn Grant
Principal Executive Officer
Chairman of the Board